SECURITIES AND EXCHANGE COMMISSION
			      Washington, D.C. 20549

				    FORM 8-K/A

				  (AMENDMENT NO. 1)


			 Pursuant to Section 13 or 15(d) of
		      The Securities and Exchange Act of 1934


	  Date of Report (Date of earliest event reported) May 1, 1996



			       PEN INTERCONNECT, INC.
		  (Exact name of registrant as specified in its charter)


	       Utah                1-14072              87-0430260
	 (State or Other         (Commission          (IRS Employer
	 Jurisdiction of         File Number)      Identification No.)
	  Incorporation)


	      2351 South 2300 West, Salt Lake City, Utah  84119
	    (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code (801) 973-6090




						 Total Pages:  17

Item 7.  Financial Statements and Exhibits

     Pen Interconnect, Inc. (the "Registrant"), hereby amends and supplements its report on form 8-K dated May 1, 1996, by filing financial statements in connection with its acquisition of InCirT Technology (InCirT)(A Division of the Cerplex Group, Inc.).

     (a)    Financial Statements of Business Acquired   The following
financial statements of InCirT Technology are included as part of this report:

  Page
    3     Report of Independent Certified Pubic Accountants
    4     Balance Sheets  as of December 31, 1995 and 1994
    5     Statements of  Operations and Division Equity for the years
	     ended December 31, 1995 and 1994
    6     Statements of Cash Flows for the years ended December 31,
	     1995 and 1994
 7-10     Notes to Financial Statements

	  Exhibit 27 - Financial Data Schedule

	  (b) Pro Forma Financial Information. The following pro forma condensed consolidated financial information is included as part of this report:

  Page
   11   Explanation of Pro Forma Statements
   12   Pro Forma Balance Sheet as of March 31, 1996 (Unaudited)
13-14   Pro Forma Statements of Earnings for the six months ended
	   March 31, 1996 and for the year ended September 30, 1995 (Unaudited)
15-16   Notes to Pro Forma Financial Statements (Unaudited)

	(c) Exhibits. The exhibits which pertain to the above-described transaction shall be filed with the registrant's Form 10-QSB for the period ending June 30, 1996.

				REPORT OF INDEPENDENT
			    CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Pen Interconnect, Inc.


We have audited the accompanying balance sheets of InCirT Technology (a Division of The Cerplex Group, Inc.) (the Division) as of December 31, 1995 and 1994, and the related statements of operations and division equity and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InCirT Technology (a Division of the Cerplex Group, Inc.) as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



					Grant Thornton LLP

Salt Lake City, Utah
May 15, 1996

				InCirT Technology
			(A Division of the Cerplex Group, Inc.)

				 BALANCE SHEETS

				  December 31,


			     ASSETS
					      1995          1994

CURRENT ASSETS
  Cash                                $         -     $     15,533
  Accounts receivable, less allowance
  for doubtful accounts of $165,000
  in 1995 and $117,000 in 1994            4,202,965      2,990,209
  Inventory (Note B)                      3,400,020      1,769,636
  Prepaid expenses                            9,762         29,914

	 Total current assets             7,612,747      4,805,292

PROPERTY AND EQUIPMENT, NET (Note C)        128,372        171,831

OTHER ASSETS                                 32,354         20,669

					 $7,773,473     $4,997,792



		LIABILITIES AND DIVISION EQUITY


CURRENT LIABILITIES
  Accounts payable                       $3,415,279    $   958,280
  Accrued liabilities                       161,351        106,340
  Due to parent (Note D)                  2,150,463      2,512,761

    Total current liabilities             5,727,093      3,577,381

COMMITMENTS AND CONTINGENCIES
  (Notes E and H)                                -             -

DIVISION EQUITY (Note G)                  2,046,380      1,420,411

					 $7,773,473     $4,997,792







	The accompanying notes are an integral part of these statements.

				InCirT Technology
		       (A Division of the Cerplex Group, Inc.)

		    STATEMENTS OF OPERATIONS AND DIVISION EQUITY

			      Year ended December 31,


					     1995          1994

Net sales                               $13,576,209     $9,578,093
Cost of sales                            11,787,511      8,379,143

     Gross profit                         1,788,698      1,198,950

Operating expenses
  Sales and marketing                        20,166         21,175
  General and administrative                560,842        772,858
  Depreciation and amortization             162,742        331,032

     Total operating expenses               743,750      1,125,065

     Operating profit                     1,044,948         73,885

Other income (expense)
  Interest expense                               -         (60,506)
  Other income                                1,821         52,001
  Other expense (Note F)                         -        (357,500)

					      1,821       (366,005)

     Earnings (loss) before credit
     (charge) in lieu of income taxes     1,046,769       (292,120)

Credit (charge) in lieu of income taxes
(Note A8)                                  (420,800)       117,000

     NET EARNINGS (LOSS)                    625,969       (175,120)

Division equity at beginning of year      1,420,411      1,595,531

Division equity at end of year           $2,046,380     $1,420,411












	   The accompanying notes are an integral part of these statements.

				 InCirT Technology
		       (A Division of the Cerplex Group, Inc.)

			      STATEMENTS OF CASH FLOWS

			      Year ended December 31,

							1995         1994
Increase (decrease) in cash
  Cash flows from operating activities
    Net earnings (loss)                            $   625,969  $  (175,120)
    Adjustments to reconcile net earnings (loss)
    to net cash provided by operating activities
	Bad debts                                       48,000       80,907
	Depreciation and amortization                  162,742      331,032
	Changes in assets and liabilities
	  Accounts receivable                       (1,260,756)  (2,054,444)
	  Inventory                                 (1,630,384)    (955,594)
	  Prepaid expenses                              20,152      (11,174)
	  Other assets                                 (11,685)     218,951
	  Accounts payable                           2,456,999      461,155
	  Accrued liabilities                           55,011      (95,347)
	  Due to parent                               (362,298)   2,512,761

	     Total adjustments                        (522,219)     488,247

	     Net cash provided by operating
	       activities                              103,750      313,127

  Net cash flows from investing activities -
    purchase of property and equipment                (119,283)     (33,709)

  Net cash flows from financing activities -
    principal payments on note payable                      -      (343,296)

	     Net decrease in cash                      (15,533)     (63,878)

Cash at beginning of year                               15,533       79,411

Cash at end of year                                $        -   $    15,533

Supplemental disclosure of cash flow information

  Cash paid during the year for
    Interest                                       $       -    $    60,526

Noncash investing and financing activities

  During the year ended December 31, 1994, the Division transferred $55,336 of equipment to the Parent. The equipment was fully depreciated and the transfer was done at book value.


The accompanying notes are an integral part of these statements.

				 InCirT Technology
		       (A Division of the Cerplex Group, Inc.)

			    NOTES TO FINANCIAL STATEMENTS

			     December 31, 1995 and 1994

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

   1. Basis of presentation

   The financial statements include the accounts of InCirT Technology (the Division) which is under common control of The Cerplex Group, Inc. (the Parent). InCirT Technology is a wholly-owned division of the Parent. Certain operating expenses are paid by the Parent on behalf of the Division based on various cost sharing arrangements.

   At December 31, 1995, the Division had no separate legal status or existence, and its resources were controlled by the Parent. In the normal course of business, the Division had various transactions with the Parent, including various expense allocations and reimbursements.

   The financial statements of the Division have been prepared from separate records maintained by the Division as well as from the combined records of the Parent and may not necessarily be indicative of the conditions which would have existed if the Division had operated as an independent entity.

   On May 1, 1996, substantially all of the assets and certain of the liabilities and the operations of the Division were acquired by Pen Interconnect, Inc. (Note H).

   2. Business activity

   The Division is principally engaged in the manufacture of printed circuit board assemblies.

   3. Concentrations of credit risks

   The Division sells its assemblies to customers throughout the United States. Sales to three customers were 40%,12% and 10% of total sales for the year ended December 31, 1995 (51%, 12% and 11% in 1994). The Division performs ongoing credit evaluations on its customers and generally does not require collateral. The Division maintains reserves for potential credit losses.

   4. Cash

   At December 31, 1995 the Division maintains no separate cash accounts. All sources of revenue associated with the Division are collected by the Parent, and all costs and expenses associated with the Division are paid on its behalf by the Parent.

   5. Inventory

   Inventory is stated at the lower of cost (first-in, first-out) or market value.

				InCirT Technology
		      (A Division of the Cerplex Group, Inc.)

			  NOTES TO FINANCIAL STATEMENTS

			   December 31, 1995 and 1994



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

   6. Use of estimates

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

   7. Property and equipment

   Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives:

						  Years

	 Machinery and equipment                    5
	 Transportation equipment                   5
	 Office furniture and equipment             3
	 Leasehold improvements                     3

   Maintenance and repairs are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in operations.

   8. Income taxes

   The Division's operations have been included with the operations of the Parent for purposes of filing federal and state income tax returns. A charge or credit in lieu of income taxes has been provided in the financial statements at combined federal and state rates of 40%, which approximate statutory rates without giving recognition to tax credits.

      9.Statements of cash flows

   For purposes of the statements of cash flows, the Division considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. At the balance sheet dates, there were no cash equivalents.

   No separate disclosure is made of cash paid for income taxes as these amounts are included within net intracompany transactions with the Parent.

				InCirT Technology
		       (A Division of the Cerplex Group, Inc.)

			   NOTES TO FINANCIAL STATEMENTS

			    December 31, 1995 and 1994



NOTE B - INVENTORY

   Inventory consists of the following:

							1995         1994

      Raw materials                                 $1,283,902   $1,184,288
      Work-in-process                                2,516,118      826,348

						     3,800,020    2,010,636
      Less allowance for inventory obsolescence        400,000      241,000

						    $3,400,020   $1,769,636


NOTE C - PROPERTY AND EQUIPMENT, AT COST

   Property and equipment consist of the following:
							1995         1994

      Machinery and equipment                         $748,966     $735,921
      Transportation equipment                          11,387          -
      Office furniture and equipment                   151,772       74,592
      Leasehold improvements                            51,449       33,779

						       963,574      844,292
      Less accumulated depreciation and amortization   835,202      672,461

						      $128,372     $171,831

NOTE D - DUE TO PARENT

   The Parent has allocated to the Division various expenses it has incurred for corporate overhead and income taxes based on various cost sharing arrangements.

   The following is a summary of allocated costs:

							1995         1994
      General and administrative                      $363,000     $450,000
      Income taxes                                     420,800     (117,000)

						      $783,800     $333,000

   At December 31, 1995, the Division was indebted to the Parent in the amount of $2,150,463 ($2,512,761 in 1994).

				InCirT Technology
		      (A Division of the Cerplex Group, Inc.)

			   NOTES TO FINANCIAL STATEMENTS

			    December 31, 1995 and 1994


NOTE E - LEASES

   The Division has lease agreements with total monthly payments of approximately $25,000 expiring through January 2000. The minimum future rental commitments under the operating lease are as follows:

	 Year ending
	 December 31,

	   1996                               $298,589
	   1997                                299,796
	   1998                                235,182
	   1999                                157,561
	   2000                                  1,207
	 Thereafter                                 -

					      $992,335

   Rent expense for the year ended December 31, 1995 was $320,328
	($275,233 in 1994).


NOTE F - OTHER EXPENSE

   During 1994, other expense consisted of directors fees of $237,500 and purchase fees paid to the prior owner of $120,000.


NOTE G - DIVISION EQUITY

   Division equity represents the cumulative earnings of the Division net of allocations of costs and expenses incurred by the Division and paid by the Parent and cash generated by the Division and collected by the Parent. Also included in Division equity are all liabilities of the Division which are not separate legal obligations of the Division, such as income taxes payable which are legal obligations of the Parent but which have been charged to the Division.


NOTE H - SUBSEQUENT EVENT

   Effective May 1, 1996, the Parent entered into an agreement to sell substantially all assets and certain of the liabilities and the operations of the Division to Pen Interconnect, Inc., an unrelated buyer, for $5.3 million, which consisted of $3.5 million in cash and 333,407 shares of common stock. In addition, the Parent will receive .09261 shares of common stock for every dollar of past due over 90 days accounts receivable of the Division collected by Pen Interconnect, Inc. during the first 180 days after May 1, 1996 up to a maximum of 55,568 shares of common stock. The transaction will be effective April 1, 1996.

			    PRO FORMA STATEMENTS

				 (Unaudited)

Effective May 1, 1996, Pen Interconnect, Inc. (Pen or the Company) acquired substantially all assets and assumed certain of the liabilities and the operations of InCirT Technology (InCirT) for $3,500,000 in cash and 333,407 shares of Pen's common stock (the Acquisition). In addition, Pen will deliver to The Cerplex Group, Inc. (the former parent of InCirT) .09261 shares of its common stock for every dollar of past due over 90 days accounts receivable of InCirT collected by Pen during the first 180 days after the date of the acquisition closing, up to a maximum of 55,568 shares of common stock ("Contingent Stock"). The Contingent Stock, if issued in its entirety, has a value of $300,000. InCirT was formerly a division of The Cerplex Group, Inc. a Delaware corporation. This transaction was accounted for using the purchase method of accounting.

The objective of this unaudited pro forma financial information is to show what the significant effects on the historical financial information might have been had the Acquisition occurred at an earlier date.

The following unaudited pro forma statements of earnings for the year ended September 30, 1995, and for the six months ended March 31, 1996, are presented as if the Acquisition had occurred on October 1, 1994.

The pro forma statements are derived from the respective historical financial statements of Pen and InCirT. The pro forma statements of earnings combine Pen's historical statements of earnings for the fiscal year ended September 30, 1995, and the six month period ended March 31, 1996, with the corresponding InCirT historical statements of earnings for the year ended December 31, 1995, and the six months ended March 31, 1996. The following information relates to the three months ended December 31, 1995 and has been included in both periods:

						       In
						    thousands
	  Net sales                                 $ 4,619
	  Operating income                               94
	  Net earnings                                   56

The pro forma balance sheet combines Pen's historical statement as of March 31, 1996 with the corresponding InCirT historical statement as of March 31, 1996 as adjusted for the Acquisition.

The unaudited pro forma data is presented for informational purposes only and may not be indicative of the future results of operations and financial position of the Company or what the results of operations and financial position of the Company would have been had the Acquisition occurred immediately prior to the periods indicated.

			       PEN INTERCONNECT, INC.
			      CONDENSED BALANCE SHEETS
			       (Dollars in thousands)

							     March 31, 1996
						  Historical             Pro forma
ASSETS                                        Pen          InCirT        Adjustments     Pro forma
CURRENT ASSETS                             (Unaudited)    (Unaudited)
    Cash and cash equivalents              $     1,579    $         2     $      -       $    1,581
    Receivables (net)                            3,466          3,462                         6,928
    Current maturities of notes receivable
	Related party                               13                                           13
	Other                                       15                                           15
    Inventories (net)                            4,816          3,292             20 (a)      8,128
    Prepaid expenses and other assets              321              5                           326
    Deferred tax asset                              33                                           33
	  Total current assets                  10,243          6,761             20         17,024

PROPERTY AND EQUIPMENT (NET)                     2,223            136            570 (b)      2,929

OTHER ASSETS
    Notes receivable, less current
     maturities
	Related party                               41                                           41
	Other                                       36                                           36
    Goodwill                                                                   1,515 (c)      1,515
    Other                                          151             30                           181
    Total other assets                             228             30          1,515          1,773

TOTAL ASSETS                               $    12,694    $     6,927     $    2,105     $   21,726


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Line of credit                         $     2,418    $       -       $    3,500 (f) $    5,918
    Current maturities of L-T obligations          213                                          213
    Current maturities of capital leases            59                                           59
    Accounts payable                             2,050          3,563                         5,613
    Accrued liabilities                            488            169                           657
    Due to parent                                               4,216         (4,216) (d)        -
    Income taxes payable                             3                                            3
	  Total current liabilities              5,231          7,948           (716)        12,463

LONG-TERM OBLIGATIONS, less current
    maturities                                     239                                          239
CAPITAL LEASE OBLIGATIONS, less current
    maturities                                     174                                          174
DEFERRED INCOME TAXES                              194                                          194
	  Total liabilities                      5,838          7,948           (716)        13,070

STOCKHOLDERS' EQUITY
    Common stock                                    27                             3 (g)         30
    Additional paid-in capital                   5,761                         1,797 (g)      7,558
    Retained earnings                            1,068         (1,021)         1,021 (e)      1,068
      Total stockholders' equity                 6,856         (1,021)         2,821          8,656
      Total liabilities & stockholders'
      equity                                $   12,694     $    6,927     $    2,105     $   21,726
	The accompanying notes to pro forma statements are an integral part of these statements.

					12

			PRO FORMA STATEMENTS OF EARNINGS

		 (Dollars in thousands, except per share data)

				 (Unaudited)

							 Six months ended March 31, 1996
						    Historical            Pro forma
						 Pen         InCirT      Adjustments     Pro forma
Net sales                                   $   10,012     $    7,810     $       -        $ 17,822
Cost of sales                                    8,160          7,354                        15,514

	  Gross profit                           1,852            456                         2,308

Operating expenses
    Sales and marketing                            591              9                           600
    Research and development                        43            -                              43
    General and administrative                     502            425            (227) (1)      700
    Depreciation and amortization                   86             45              50  (2)      181

	  Total operating expenses               1,222            479            (177)        1,524

	  Operating income                         630            (23)            177           784

Other income (expense)
    Interest expense                              (204)            -             (153) (3)     (357)
    Other, net                                     (17)           (94)             94  (4)      (17)

	Total other income (expense)              (221)           (94)            (59)         (374)

	Earnings before income taxes               409           (117)            118           410

Income taxes (benefit)                             157            (47)             47  (5)      157

	  NET EARNINGS (LOSS)               $      252    ($       70)    $        71      $    253

Pro forma earnings per common share
	  Primary                                                                          $   0.09
	  Fully dilutive                                                                   $   0.09

Weighted average common
  shares outstanding - Primary                                                            2,783,407 (6)
		     - Fully dilutive                                                     2,838,975 (7)







	The accompanying notes to pro forma statements are an integral part of these statements.

					13

			PRO FORMA STATEMENTS OF EARNINGS

		(Dollars in thousands, except per share data)

				    (Unaudited)

							  Year ended September 30, 1995
						    Historical           Pro forma
						 Pen         InCirT     Adjustments      Pro forma

Net sales                                   $   15,022     $   13,576    $        -        $ 28,598
Cost of sales                                   11,843         11,787                        23,630

	  Gross profit                           3,179          1,789             -           4,968

Operating expenses
    Sales and marketing                            795             20                           815
    Research and development                        -              -                                           -
    General and administrative                     925            561            (263) (1)    1,223
    Depreciation and amortization                  148            163             101  (2)      412

	  Total operating expenses               1,868            744            (162)        2,450

	  Operating income                       1,311          1,045             162         2,518

Other income (expense)
    Interest expense                              (333)            -             (306) (3)     (639)
    Other, net                                      31              2                            33

      Total other income (expense)                (302)             2            (306)         (606)

       Earnings before income taxes              1,009          1,047            (144)        1,912

Income taxes                                       391            421             (57) (5)      755

	  NET EARNINGS                      $      618     $      626    ($        87)     $  1,157

Pro forma earnings per common share
	  Primary                                                                          $   0.57
	  Fully dilutive                                                                   $   0.55

Weighted average common
  shares outstanding - Primary                                                            2,033,407 (6)
		     - Fully dilutive                                                     2,088,975 (7)










	The accompanying notes to pro forma statements are an integral part of these statements.

					14

			NOTES TO PRO FORMA STATEMENTS
			    (Amounts in thousands)
				  (Unaudited)


	The Pro Forma Balance Sheet gives effect to the following adjustments:
										At March
										31, 1996
(a)   Represents the recording of additional Inventory
       provided as part of the Acquisition.                                     $   20

(b)   Represents a re-valuation of equipment at fair market
       value in connection with the Acquisition.                                   570

(c)   Amount represents Goodwill recorded with the Acquisition                   1,515

(d)   Represents payable to The Cerplex Group, Inc. (Prior Parent
       Company) that was not assumed in the Acquisition                         (4,216)

(e)   Represents division equity that was not assumed in the Acquisition         1,021

(f)   Represents additional cash requirement to fund the Acquisition.
       To be financed $1 million in cash reserves from original public
       offering and $2.5 million in additional line of credit borrowing          3,500

(g)   Amounts represent the issuance of additional stock associated
       with the Acquisition.            Common stock                                 3
					Additional paid-in capital               1,797

		(Does not include Contingent Stock)























					15

			  NOTES TO PRO FORMA STATEMENTS
		 (Amounts in thousands, except common shares data)
				   (Unaudited)
  The Pro Forma Statements of Earnings give effect to the following adjustments:

									Six months ended     Year ended
									      March 31,     September 30,
										1996            1995
(1)  Represents charges from the former parent company recorded in the historical statements which have been reversed for MIS,
      Finance and other support departments                                ($      277)   ($      363)
      Less: charges by new parent co. for MIS, Finance, etc.                        50            100
										  (227)          (263)
(2)  Represents the increase in depreciation expense resulting from valuation of equipment at fair market value and amortization of
      Goodwill in connection with the Acquisition                                   50            101

(3)  Represents the interest expense resulting from the financing
      required for the Acquisition                                                (153)          (306)

(4)  Represents charges from the former parent company recorded in the historical statements which have been reversed for
      a cost of capital allocation                                                  94             -
	(in lieu of interest expense)
(5)  Represents the effect on income taxes resulting from the
      adjustments described above                                                   47             57
	(at a 40% combined rate)

(6)   Additional common shares issued for the Acquisition.                     333,407        333,407
       plus historical balance of                                            2,450,000      1,700,000
       Pro forma weighted shares outstanding                                 2,783,407      2,033,407
       (Does not include Contingent Stock)

(7)   Includes above shares plus Contingent Stock
       Above shares                                                          2,783,407      2,033,407
       Contingent Stock                                                         55,568         55,568
									     2,838,975      2,088,975















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				     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					PEN INTERCONNECT, INC.
					    (registrant)


 7/12/96                                BY:  /s/ James S. Pendleton
- --------                                    -----------------------
 (Date)                                     JAMES S. PENDLETON
					    PRESIDENT & CHIEF
					    EXECUTIVE OFFICER






















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